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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

This Agreement made and effective the 28th day of July 1997, by and between those persons who shall form a corporation named Toups Technology Licensing, Inc., of 801 West Bay Drive, Suite 707, Largo, Florida 34640 ("TTL" or the "Company"), hereinafter referred to as "Employer", and Leon H. Toups, of 418 Harbor View Lane, Largo, Florida 33770 hereinafter referred to as "Employee".

The parties recite that:

A. Employer intend to be engaged in technology development and maintains business premises at 801 West Bay Drive, Suite 707, Largo, Florida 34640.

B. Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms and conditions hereinafter set forth.

For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, Employer and Employee covenant and agree as follows:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED

Employer hereby employs Employee as President and Chief Executive Officer at the above-mentioned premises, and Employee hereby accepts and agrees to such employment.

2. DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of Employer, Employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by Employer. Employee shall additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

3. MANNER OF PERFORMANCE QF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. Such duties shall be rendered at the above mentioned premises and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable.

4. DURATION OF EMPLOYMENT


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The term of employment shall be five years, commencing on July 28, 1997, and terminating on that same date exactly five years following or July 28, 2002 subject, however, to prior termination as provided in Sections 8 and 9 hereof.

5. COMPENSATION; REIMBURSEMENT

Employee acknowledges that TTL is a start-up, development stage enterprise. Upon incorporation of TTL Employee agrees that for a period of twenty-four months, compensation shall be

Cash: Employer shall pay Employee and Employee agrees to accept from Employer, in partial payment for Employee's services hereunder, compensation at the rate of $3,000 Dollars (three-thousand)) per month during 1997, $5,000 Dollars (five-thousand) per month during 1998 and $1O,000 (ten thousand) per month during 1999. During December 1999, Employee shall be paid according to a compensation program approved by the-then Board of Directors. In addition to the foregoing, Employer will reimburse Employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the Employer pursuant to Employer's directions.

Stock: Upon incorporation, Employer shall issue 3,200,000 (three-million, two-hundred thousand) unregistered common shares and shall issue 650,000 (six-hundred and fifty-thousand) unregistered common shares on January 1, 1998. For 1999, Employee shall receive such shares as shall be determined by the Board of Directors commensurate with performance and such award shall be made on December 1, 1999. Thereafter, employee shall receive such amounts as shall be affixed by the Board of Directors at January 1, 2000, 2001 and 2002. Stock compensation for the remaining term of this Agreement (2000, 2001 and 2002) shall be established by the Board of Directors but of which shall, at a minimum, provide for options to acquire additional shares of TTL at a rate of no less than 80% of the-then market value of the Company's unregistered common shares. The "market value" of any shares shall be determined by the-then Board of Directors. In the event of liquidation of TTL for any reason whatsoever and regardless of the number of stock shares held by Employee at such time, Employee shall not be entitled to participate in any liquidation proceeds unless and until all other shareholders shall bave been fully repaid for any monies invested.

Employee acknowledges there are no registration rights afforded any shares issued hereunder and that further, Employee shall be restricted in the transfer of any shares issued hereunder for a period of at least twenty-four months. This Agreement contemplates that Employee shall serve as an Officer and as a Director of TTL and as such, any shares issued bereunder may be subject to limitations on resale not set forth in this Agreement but of which may, in essence, preclude any sale of shares issued hereunder for the entire term of this Agreement. Employee acknowledges and agrees that such limitations on resale shall not be grounds for resignation of position or termination of this Agreement. Sbould Employee terminate this Agreement due to lack of liquidity in any shares issued hereunder, Employee shall immediately rescind all such Shares issued as a part of this Agreement.


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6. EMPLOYEE'S LOYALTY TO EMPLOYER'S INTERESTS

Employee shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of Employer, and Employer shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of Employee. Employee expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, Employee, or in any other form or capacity, in any other business similar to Employer's business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on public exchange, nor shall anything herein contained be deemed to prevent Employee from investing or limit Employee's right to invest his surplus funds in real estate.

7. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

Employee will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of Employer, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

8. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Notwithstanding anything in this agreement to the contrary, Employer is hereby given the option to terminate this agreement in the event that during the term hereof Employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option sha1l be exercised by Employer giving notice to Employee by registered mail, addressed to him in care of Employer at the above stated address, or at such other address as Employee shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of tbis agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he shall have been unable or


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unwilling or have failed to perform his duties for a total period of thirty (30)
days, whether consecutive or not.

9. DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

Anything herein contained to the contrary notwithstanding, in the event that Employer shall discontinue operations at the premises mentioned above or any subsequent address, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

10. CONTRACT TERMS TO BE EXCLUSIVE

This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

11. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

12. CONTRACT GOVERNED BY LAW

This agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Florida.


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13. BINDING EFFECT OF AGREEMENT

This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, successors, and assigns.

Executed on the date first above written.

"Employee"


/s/ Leon H. Toups
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Leon H. Toups


Incorporator/Employer


/s/ Leon H. Toups
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Leon H. Toups


Incorporator/Employer


/s/ Mark C. Clancy
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Mark C. Clancy


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